Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statements of Conseco, Inc. on Form S-8 (File Nos. 33- 57079, 33-56901, 33-57931, 33-40556, 33-58710, 33-58712, 333-10297, 333-18037, 333-18581,
333-19783 and 333-23251) of our report dated March 14, 1997, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


                                               /s/ COOPERS & LYBRAND L.L.P.
                                               ---------------------------
                                               Coopers & Lybrand L.L.P.



Indianapolis, Indiana
March 14, 1997